UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2000

                            CIRCUIT CITY STORES, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Virginia                    1-5767                   54-0493875
            --------                    ------                   ----------
         (State or other              (Commission               (IRS Employer
          jurisdiction                 File No.)             Identification No.)
        of incorporation)

                  9950 Mayland Drive, Richmond, Virginia 23233
                    (Address of principal executive offices)

      (Registrant's Telephone Number, Including Area Code): (804) 527-4000
                                                            --------------

                                    No Change
          (Former name or former address, if changed since last report)


Item 5:  Other Events

         The registrant announced on July 25, 2000, that the board of directors approved, on July 24, 2000, a three-year plan to strategically reposition the Company exclusively as a retailer of consumer electronics and home office products, adding a much greater selection of "take-with" merchandise while maintaining the Company's commitment to high service and knowledgeable sales counselors who help consumers understand new product technologies and features.

         Under the three-year plan, virtually all Superstores will be remodeled. The Company will discontinue the sale of major appliances and replace all retail display fixtures to make room for the expanded consumer electronics and home office assortments and create more flexible selling space. As announced earlier this calendar year, stores in central and south Florida are already undergoing this full remodel process.

         As an interim step to these major remodels, the Company will reformat all stores over the next three months to replace the major appliance category with an expanded selection of personal computers; imaging products, including digital cameras; peripherals; games; and computer software. All merchandise displayed in the space previously occupied by the appliance category will be directly accessible to the customer with cash registers to provide easy checkout. A previously announced test of freestanding appliance stores will be discontinued.

         Management cited the continued strength of the consumer electronics and home office categories and recent substantial weakness in major appliances as the reason for accelerating the Company's decision to reformat all existing Superstores. At this point in the second quarter, the Circuit City business is producing high single digit comparable store sales increases in the combined consumer electronics and home office categories while comparable store sales in the major appliance category remain substantially negative.

         To exit the appliance business, the Company will close six distribution centers by the end of this year and two more over the next 12 months. Circuit City will maintain control over its in-home major appliance repair business, although repairs will be subcontracted to an unrelated third party. The distribution and service changes related to this strategic repositioning will result in the elimination of approximately 1,000 positions. Many of these Associates will be offered jobs in other areas of the business; where positions are not available, severance payments and other assistance will be provided. Sales counselors specializing in major appliances will be offered comparable positions in other product categories.

         The full remodels are expected to cost an average of $2.5 million per store, but generate per store sales increases of almost 30 percent from current levels and after-tax returns of approximately 30 percent on the incremental investment. Approximately $500,000 of the per store remodeling costs will be expensed in the quarter when construction occurs, with the remainder capitalized. The Company is finalizing the remodeling schedule for next year and has not yet determined the remainder of the schedule. However, the Company does not currently expect to access the debt or equity markets to fund the remodels.



         The Company anticipates that the Florida remodels already underway will cost $15 million before taxes, reducing this year's second quarter earnings by 3 cents per share and third quarter earnings by 2 cents per share. These reductions were included in initial expectations for the year. The decision to reformat all stores by the holidays will have an additional adverse impact on the second and third quarter results, but management expects the more profitable consumer electronics and home office sales to benefit earnings as early as the fourth quarter.

         Excluding the one-time costs of exiting the appliance business, the Company expects second quarter earnings per share for the Circuit City business of approximately 32 cents, compared with 35 cents in the same period last year. This expectation principally reflects the decline in major appliance sales during the quarter and the Florida remodeling costs discussed above. In addition, the Company expects to incur one-time pretax costs of $30 million in the second quarter related to the appliance business exit, reducing earnings per share by 9 cents. These costs relate to distribution center lease terminations, employee severance, fixed asset impairment and the write-off of service parts.

         During the third quarter, the Company expects to incur pretax expenses of $30 million for construction to reformat existing Superstores and $15 million for excess retail markdowns to rapidly exit the appliance category. The lost sales from the appliance business are expected to reduce third quarter pretax earnings by an additional $10 million. On average, interim renovations will cost approximately $90,000 per store, of which $55,000 will be expensed. Third quarter earnings per share from the Circuit City business are expected to be approximately 16 cents after the 17-cent impact related to these costs.

         Management  expects  the  fourth  quarter  to  benefit  from the  store changeover with earnings per share for the Circuit City business of approximately 98 cents, which anticipates replacement of the appliance sales with more profitable consumer electronics and home office sales.

         For the full fiscal year, management expects the Circuit City business to generate earnings per share, including non-recurring charges, of approximately $1.60, which equals last year's results. Earnings for the Circuit City Group (NYSE: CC) include earnings generated by the Company's Circuit City business and a contribution from the Circuit City Group's retained interest in the CarMax Group.

         The foregoing disclosure contains forward-looking statements, which are subject to risks and uncertainties, including, but not limited to risks associated with the competitive environment in the consumer electronics and home office business, consumer acceptance of new products and the change in the Company's merchandise mix, management's estimates of the costs to exit the appliance business and overall U.S. economic conditions. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Circuit City Stores, Inc. report on Form 10-K for its fiscal year ended February 29, 2000.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CIRCUIT CITY STORES, INC


                                            By:      s/W. Alan McCollough
                                                     W. Alan McCollough
                                                     President and
                                                     Chief Executive Officer

Date:      July 26, 2000